Exhibit 99.1

       Epiq Systems, Inc. Announces Second Quarter 2007 Results

          Led by 67% Revenue Growth for Electronic Discovery

    KANSAS CITY, Kan.--(BUSINESS WIRE)--July 24, 2007--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the second quarter of 2007 with operating revenue (total revenue less operating revenue from reimbursed direct costs) of $38.2 million compared to $35.1 million for the first quarter of 2007 and $94.1 million for the same period last year. June 30, 2007 year-to-date operating revenue was $73.3 million compared to $126.7 million for the prior year. The second quarter of 2006 and June 30, 2006 year-to-date revenue reflects the recognition of $60.1 million and $53.6 million, respectively, of revenue which had been previously deferred. An expanded discussion of operating revenue is provided below.

    Net income for the second quarter of 2007 was $1.8 million, or $0.06 per share compared to $0.2 million or $0.00 per share for the first quarter of 2007 and $36.3 million or $1.06 per share for the year ago quarter. The second quarter of 2006 reflects the recognition of $60.1 million of revenue which had been previously deferred. June 30, 2007 year-to-date net income was $1.9 million, or $0.06 per share compared to $34.5 million or $1.01 per share for the prior year. June 30, 2006 year-to-date net income reflects recognition of $53.6 million of revenue which had been previously deferred. These items are included as adjustments for the non-GAAP profit measures provided below.

    Second quarter 2007 net cash provided by operating activities was $6.0 million compared to $8.9 million for the first quarter of 2007 and $12.7 million for the year ago quarter. June 30, 2007 year-to-date net cash provided by operations was $14.9 million compared to $18.3 million for the prior year. A condensed consolidated cash flow statement is attached.

    Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP operating revenue (operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2, "Software Revenue Recognition," in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized), (ii) non-GAAP adjusted EBITDA (net income before interest/financing, taxes, depreciation, amortization, share-based compensation, and acquisition related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized) and (iii) non-GAAP net income (net income before amortization of acquisition related intangibles, share-based compensation, acquisition-related expenses, the effect of tax adjustments which are outside of our anticipated effective tax rate, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized, all net of tax). Reconciliation statements for non-GAAP operating revenue, non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share are attached.

    Non-GAAP operating revenue for the second quarter of 2007 was $38.2 million compared to $35.1 million for the first quarter of 2007 and $34.0 million for the same period last year. Non-GAAP operating revenue for the second quarter of 2006 excludes $60.1 million of revenue earned in previous periods but recognized during the quarter. June 30, 2007 year-to-date non-GAAP operating revenue was $73.3 million compared to $73.0 million for the prior year. June 30, 2006 year-to-date non-GAAP operating revenue reflects the exclusion of $53.6 million of revenue that was earned in previous periods but recognized during the year-to-date period.

    Second quarter 2007 non-GAAP adjusted EBITDA was $12.3 million, compared to $11.3 million for the first quarter of 2007 and $10.4 million for the year ago quarter. June 30, 2007 year-to-date non-GAAP adjusted EBITDA was $23.6 million compared to $22.8 million for the prior year.

    Non-GAAP net income for the second quarter of 2007 was $4.2 million or $0.12 per share, compared to $3.5 million or $0.11 per share for the first quarter of 2007 and $3.1 million or $0.10 per share for the year ago quarter. Non-GAAP net income excludes a non-cash mark-to-market expense for an embedded option for our convertible notes, which decreased $1.0 million compared to the first quarter of 2007 and increased $0.2 million compared to the same period last year. June 30, 2007 year-to-date non-GAAP net income was $7.7 million or $0.23 per share, compared to $7.6 million or $0.23 per share for the prior year. June 30, 2007 year-to-date non-GAAP net income excludes $1.6 million in non-cash mark-to-market expense compared to $0.3 million for the prior year.

    Operating revenue for Electronic Discovery for the second quarter of 2007 was $12.2 million, a 21% increase compared to the first quarter of 2007 and a 67% increase compared to the year ago quarter. June 30, 2007 year-to-date operating revenue was $22.3 million, a 42% increase compared to the prior year. New client engagements combined with expansion of work for existing clients contributed to the increase in operating revenue for the second quarter of 2007. Non-GAAP adjusted EBITDA for Electronic Discovery was $6.5 million, a 24% increase compared to the first quarter of 2007 and a 115% increase compared to the year ago quarter. June 30, 2007 year-to-date non-GAAP adjusted EBITDA was $11.7 million, a 46% increase compared to the prior year.

    Non-GAAP operating revenue for the Bankruptcy Trustee business for the second quarter of 2007 was $8.3 million, compared to $8.3 million in the first quarter of 2007 and $8.6 million for the year ago quarter. June 30, 2007 year-to-date non-GAAP operating revenue was $16.6 million, compared to $17.4 million in the prior year. Changes in revenue are related to ordinary fluctuations in total bankruptcy deposits and caseloads across all clients. Retention of existing clients remains extremely high and we closed a variety of new client engagements during the second quarter. Non-GAAP adjusted EBITDA for the Bankruptcy Trustee business was $5.8 million compared to $5.7 million in the first quarter of 2007 and $5.9 million for the year ago quarter. June 30, 2007 year-to-date non-GAAP adjusted EBITDA was $11.5 million, compared to $11.8 million in the prior year. Non-GAAP adjusted EBITDA fluctuations between the quarters are primarily related to the quarterly fluctuations in operating revenue.

    Operating revenue for Settlements & Claims (which includes Chapter 11 bankruptcy, class action and related business) for the second quarter of 2007 was $17.6 million compared to $16.7 million in the first quarter of 2007 and $18.1 million in the year ago quarter. June 30, 2007 year-to-date operating revenue was $34.3 million, compared to $39.9 million in the prior year. Non-GAAP adjusted EBITDA for Settlements & Claims was $5.0 million for the second quarter of 2007 compared to $5.0 million in the first quarter of 2007 and $5.3 million for the year ago quarter. June 30, 2007 year-to-date non-GAAP adjusted EBITDA was $10.0 million, compared to $10.3 million in the prior year.

    Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We have had strong results for the first half of the year, highlighted by 42% operating revenue growth and 46% EBITDA growth in electronic discovery, compared to the first half of 2006. We continue to receive significant repeat business from existing clients alongside the establishment of brand new relationships. In the second quarter, we introduced a major new version of our DocuMatrix software and integrated new features to help attorneys review large document sets more efficiently. On the bankruptcy front, with escalating debt levels in both the consumer and business sectors of the economy, it is likely that bankruptcy filings will return to more robust levels during the balance of 2007 and into 2008. We are well positioned to take advantage of this possibility in both our corporate restructuring and bankruptcy trustee businesses."

    Recent key events include:

    -- The company further established its technology leadership in the legal market with:

    (i) a major software release in June of DocuMatrix(TM), our flagship eDiscovery platform,

    (ii) the announcement of the integration of a new near-duplication detection service for DocuMatrix(TM), and

    (iii) the release of major upgrades of our TCMS(R) and TCMSWeb products, the company's Chapter 7 bankruptcy trustee case management software.

    -- Our electronic discovery business has grown the number of customer relationships in 2007 by 40% since the end of 2006.

    -- A 3-for-2 stock split was paid June 7, 2007 to shareholders of record as of May 24, 2007. All share and per share amounts have been adjusted retroactively to reflect this stock split.

    -- In April, the holders of record of the outstanding $50.0 million principal amount of our contingent convertible subordinated notes elected to extend the maturity of the notes from June 15, 2007 to June 15, 2010, in accordance with the terms of the notes.

    -- All conditions to the permanent termination of the limited price protection relative to the purchase of nMatrix have been satisfied, and, accordingly, the company's obligations under the limited protection provision have terminated. The company made no payments under this provision.

    -- 0.7 million bankruptcies were filed in the U.S. Court for the twelve month period ended March 31, 2007.

    -- The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $5.8 trillion and $2.5 trillion, respectively, as of March 31, 2007.

    Conference Call

    The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call 800-690-3108 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through August 31, 2007 beginning approximately two hours after the call ends. To access the replay, call 877-519-4471 and enter pin #9010980.

    Company Description

    Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

    Forward-looking and Cautionary Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.



                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)

                                  Three months ended Six months ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007     2006     2007     2006
                                  --------- -------- -------- --------

REVENUE:
 Case management services          $23,702  $18,182  $44,534  $37,083
 Case management bundled products
  and services                       6,733   67,009   13,412   67,694
 Document management services        7,736    8,929   15,321   21,904
                                  --------- -------- -------- --------
   Operating revenue before
    reimbursed direct costs         38,171   94,120   73,267  126,681
 Operating revenue from
  reimbursed direct costs            6,035    6,376   12,068   12,033
                                  --------- -------- -------- --------
     Total Revenue                  44,206  100,496   85,335  138,714
                                  --------- -------- -------- --------

OPERATING EXPENSES:
 Direct costs of services           10,415   10,752   20,746   25,128
 Direct costs of services -
  bundled                              898      980    1,784    2,015
 Reimbursed direct costs             6,010    6,447   12,032   12,167
 General and administrative         15,252   12,359   28,177   24,058
 Depreciation and software and
  leasehold amortization             2,837    2,494    5,798    4,791
 Amortization of identifiable
  intangible assets                  2,352    2,878    4,876    5,645
 Acquisition related                     -      250        -      250
                                  --------- -------- -------- --------
     Total Operating Expenses       37,764   36,160   73,413   74,054
                                  --------- -------- -------- --------

INCOME FROM OPERATIONS               6,442   64,336   11,922   64,660
                                  --------- -------- -------- --------

EXPENSES (INCOME) RELATED TO
 FINANCING:
 Interest income                       (25)     (42)     (32)     (88)
 Interest expense                    3,345    3,382    8,447    6,692
                                  --------- -------- -------- --------
     Net Expenses (Income)
      Related to Financing           3,320    3,340    8,415    6,604
                                  --------- -------- -------- --------

INCOME BEFORE INCOME TAXES           3,122   60,996    3,507   58,056

INCOME TAX PROVISION                 1,328   24,704    1,563   23,513
                                  --------- -------- -------- --------

NET INCOME                          $1,794  $36,292   $1,944  $34,543
                                  ========= ======== ======== ========

NET INCOME PER SHARE INFORMATION:
     Net income per share -
      Diluted                        $0.06    $1.06    $0.06    $1.01
                                  ========= ======== ======== ========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED              31,980   34,507   31,458   34,738
                                  ========= ======== ======== ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                             June 30,    December 31,
                                               2007          2006
                                          -------------- -------------
                 ASSETS
ASSETS:
 Cash and cash equivalents                        $3,776        $5,274
 Trade accounts receivable, net                   37,980        33,066
 Property, equipment and leasehold
  improvements, net                               29,086        23,153
 Goodwill                                        261,243       260,609
 Other intangibles, net                           38,964        43,840
 Other                                            16,619        16,278
                                          -------------- -------------

 Total Assets                                   $387,668      $382,220
                                          ============== =============


  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
 Accounts payable                                $13,229        $7,930
 Indebtedness                                    139,357       154,361
 Other liabilities                                41,130        35,750
STOCKHOLDERS' EQUITY                             193,952       184,179
                                          -------------- -------------

Total Liabilities and Stockholders'
 Equity                                         $387,668      $382,220
                                          ============== =============




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                                 Three months ended  Six months ended
                                      June 30,           June 30,
                                 ------------------  -----------------
                                   2007     2006      2007     2006
                                 --------- --------  -------- --------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                        $1,794  $36,292    $1,944  $34,543
 Non-cash adjustments to net
  income:
   Depreciation and amortization    5,189    5,372    10,674   10,436
   Other, net                       1,403   24,330     2,869   22,689
 Changes in operating assets and
  liabilities, net                 (2,387) (53,324)     (624) (49,342)
                                 --------- --------  -------- --------
     Net cash provided by
      operating activities          5,999   12,670    14,863   18,326
                                 --------- --------  -------- --------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Cash paid for business
  combinations, net                     -   (3,335)        -   (3,485)
 Other                             (3,846)  (2,589)   (7,062)  (6,511)
                                 --------- --------  -------- --------
     Net cash used in investing
      activities                   (3,846)  (5,924)   (7,062)  (9,996)
                                 --------- --------  -------- --------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net payments on indebtedness      (9,320)  (7,008)  (17,932) (16,720)
 Other                              6,010      248     8,633    1,640
                                 --------- --------  -------- --------
     Net cash used in financing
      activities                   (3,310)  (6,760)   (9,299) (15,080)
                                 --------- --------  -------- --------

NET DECREASE IN CASH AND CASH
 EQUIVALENTS                      $(1,157)    $(14)  $(1,498) $(6,750)
                                 ========= ========  ======== ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF OPERATING REVENUE TO
                      NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                          Three months ended        Six months ended
                     ----------------------------- -------------------
                     June 30,  March 31,  June 30, June 30,  June 30,
                       2007       2007     2006      2007      2006
                     --------- ---------- -------- --------- ---------
OPERATING REVENUE
 BEFORE REIMBURSED
 DIRECT COSTS          $38,171    $35,095 $94,120    $73,267 $126,681

Less:
 Deferred revenue
  (SOP 97-2)                 -          - (60,085)         -  (53,647)
                     --------- ---------- -------- --------- ---------

NON-GAAP OPERATING
 REVENUE               $38,171    $35,095 $34,035    $73,267  $73,034
                     ========= ========== ======== ========= =========


    Note: The adjustment reverses the effect of deferred revenue related to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of the arrangement the company provided services to clients and received ordinary course cash payments each month. However, based on the structure of this arrangement, SOP 97-2 required the deferral of substantially all revenue from the arrangement to the final two quarterly periods. A deferral of $66.1 million of revenue was reported through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under generally accepted accounting principles the related costs were not deferred but rather recognized as incurred. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, are recognized in the period the services are provided.



                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF BANKRUPTCY TRUSTEE OPERATING REVENUE TO BANKRUPTCY
                  TRUSTEE NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                           Three months ended        Six months ended
                      ----------------------------- ------------------
                      June 30,  March 31,  June 30, June 30,  June 30,
                        2007       2007     2006      2007     2006
                      --------- ---------- -------- --------- --------
OPERATING REVENUE
 BEFORE REIMBURSED
 DIRECT COSTS            $8,329     $8,266 $68,731    $16,597 $71,090

Less:
 Deferred revenue
  (SOP 97-2)                  -          - (60,085)         - (53,647)
                      --------- ---------- -------- --------- --------

NON-GAAP OPERATING
 REVENUE                 $8,329     $8,266  $8,646    $16,597 $17,443
                      ========= ========== ======== ========= ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)


                           Three months ended        Six months ended
                      ----------------------------- ------------------
                      June 30,  March 31,  June 30, June 30,  June 30,
                        2007       2007     2006      2007     2006
                      --------- ---------- -------- --------- --------

NET INCOME               $1,794       $150 $36,292     $1,944 $34,543

 Deferred revenue
  (SOP 97-2)                  -          - (60,085)         - (53,647)
 Acquisition related
  expense                     -          -     250          -     250
 Depreciation and
  amortization            5,189      5,485   5,372     10,674  10,436
 Share-based
  compensation              703        311     562      1,014   1,092
 Expenses related to
  financing, net          3,320      5,094   3,340      8,415   6,604
 Provision for income
  taxes                   1,328        235  24,704      1,563  23,513
                      --------- ---------- -------- --------- --------
                         10,540     11,125 (25,857)    21,666 (11,752)
                      --------- ---------- -------- --------- --------

NON-GAAP ADJUSTED
 EBITDA                 $12,334    $11,275 $10,435    $23,610 $22,791
                      ========= ========== ======== ========= ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
             BANKRUPTCY TRUSTEE NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                           Three months ended        Six months ended
                      ----------------------------- ------------------
                      June 30,  March 31,  June 30, June 30,  June 30,
                        2007       2007     2006      2007     2006
                      --------- ---------- -------- --------- --------

SEGMENT PERFORMANCE
 MEASURE                 $5,792     $5,735 $65,959    $11,530 $65,493

 Deferred revenue
  (SOP 97-2)                  -          - (60,085)         - (53,647)
                      --------- ---------- -------- --------- --------

NON-GAAP ADJUSTED
 EBITDA                  $5,792     $5,735  $5,874    $11,530 $11,846
                      ========= ========== ======== ========= ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NET INCOME TO
                         NON-GAAP NET INCOME
                            (In thousands)
                             (Unaudited)

                            Three months ended       Six months ended
                       ---------------------------- ------------------
                       June 30, March 31,  June 30, June 30,  June 30,
                        2007       2007     2006      2007     2006
                       -------- ---------- -------- --------- --------

NET INCOME              $1,794        $150 $36,292     $1,944 $34,543

Plus (net of tax):
 Deferred revenue (SOP
  97-2)                      -           - (35,764)         - (31,985)
 Amortization of
  acquisition
  intangibles            1,423       1,527   1,741      2,950   3,415
 Share-based
  compensation             444         221     367        665     717
 Acquisition related
  expense                    -           -     151          -     151
 Effective tax rate         (2)         67       -         65       -
 Loan fee amortization     216         238     220        454     441
 Non-cash embedded
  option charges           314       1,295     110      1,609     273
                       -------- ---------- -------- --------- --------
                         2,395       3,348 (33,175)     5,743 (26,988)
                       -------- ---------- -------- --------- --------

NON-GAAP NET INCOME     $4,189      $3,498  $3,117     $7,687  $7,555
                       ======== ========== ======== ========= ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                             (Unaudited)

                           Three months ended        Six months ended
                      ----------------------------- ------------------
                      June 30,  March 31,  June 30, June 30,  June 30,
                        2007       2007     2006      2007     2006
                      --------- ---------- -------- --------- --------

EPS (on a diluted
 basis)                   $0.06         $-   $1.06      $0.06   $1.01

Plus (net of tax):
 Deferred revenue
  (SOP 97-2)                  -          -   (1.03)         -   (0.92)
 Amortization of
  acquisition
  intangibles              0.03       0.05    0.05       0.08    0.10
 Share-based
  compensation             0.01          -    0.01       0.02    0.02
 Acquisition related
  expense                     -          -       -          -       -
 Effective tax rate           -          -       -          -       -
 Loan fee
  amortization             0.01       0.01    0.01       0.01    0.01
 Non-cash embedded
  option charges           0.01       0.05       -       0.06    0.01
                      --------- ---------- -------- --------- --------
                           0.06       0.11   (0.96)      0.17   (0.78)
                      --------- ---------- -------- --------- --------

NON-GAAP EPS (on a
 diluted basis)           $0.12      $0.11   $0.10      $0.23   $0.23
                      ========= ========== ======== ========= ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           NON-GAAP REVENUE
                            (In thousands)
                             (Unaudited)

                          Three months ended         Six months ended
                    ------------------------------ -------------------
                    June 30,  March 31,  June 30,  June 30,  June 30,
                      2007       2007      2006      2007      2006
                    --------- ---------- --------- --------- ---------

 Electronic
  Discovery           $12,224    $10,112    $7,318  $ 22,336   $15,692
 Bankruptcy Trustee     8,329      8,266     8,646    16,597    17,443
 Settlements &
  Claims               17,618     16,717    18,071    34,334    39,899
                    --------- ---------- --------- --------- ---------

NON-GAAP OPERATING
 REVENUE BEFORE
 REIMBURSED DIRECT
 COSTS                $38,171    $35,095   $34,035   $73,267   $73,034
                    ========= ========== ========= ========= =========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                             Three months ended      Six months ended
                         --------------------------- -----------------
                         June 30, March 31, June 30, June 30, June 30,
                          2007      2007     2006     2007     2006
                         -------- --------- -------- -------- --------

 Electronic Discovery     $6,454    $5,210   $2,995  $11,665   $8,007
 Bankruptcy Trustee        5,792     5,735    5,874   11,530   11,846
 Settlements & Claims      5,033     4,986    5,292   10,017   10,310
 Unallocated              (4,945)   (4,656)  (3,726)  (9,602)  (7,372)
                         -------- --------- -------- -------- --------

TOTAL NON-GAAP ADJUSTED
 EBITDA                  $12,334   $11,275  $10,435  $23,610  $22,791
                         ======== ========= ======== ======== ========




                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           EPS CALCULATION
                (In thousands, except per share data)
                             (Unaudited)

                            Three months ended       Six months ended
                       ---------------------------- ------------------
                       June 30, March 31, June 30,  June 30, June 30,
                       2007(a)  2007(a)     2006    2007(a)    2006
                       -------- --------- --------- -------- ---------


NET INCOME              $1,794      $150    $36,292  $1,944    $34,543
 Interest expense
  adjustment for
  convertible debt           -         -        301       -        600
                       -------- --------- --------- -------- ---------

ADJUSTED FOR DILUTED
 CALCULATION            $1,794      $150    $36,593  $1,944    $35,143
                       ======== ========= ========= ======== =========

DILUTED WEIGHTED
 AVERAGE SHARES         29,848    29,266     29,082  29,559     29,005
 Adjustment to reflect
  stock options          2,132     1,514      1,139   1,899      1,447
 Adjustment to reflect
  convertible debt
  shares                     -         -      4,286       -      4,286
                       -------- --------- --------- -------- ---------

ADJUSTED FOR DILUTED
 CALCULATION            31,980    30,780     34,507  31,458     34,738
                       ======== ========= ========= ======== =========

NET INCOME PER SHARE -
 DILUTED                 $0.06     $0.00      $1.06   $0.06      $1.01
                       ======== ========= ========= ======== =========


    (a) Convertible debt is antidilutive and therefore excluded from EPS calculation.

    CONTACT: Epiq Systems, Inc.
             Mary Ellen Berthold, 913-621-9500
             ir@epiqsystems.com